PRICING SUPPLEMENT NO. 81                                         Rule 424(b)(3)
DATED:  May 4, 1999                                           File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated January 21, 1998)


                                 $7,315,045,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $30,000,000                       Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date:                                 Fixed Rate Notes                    Certificated Notes [_]
May 6, 1999                                          []

Maturity Date:                                       CUSIP#: 073928 JE 4
May 6, 2002
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)

N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:
Interest Rate Basis:                                                  Maximum Interest Rate: N/A

[_]        Commercial Paper Rate                                      Minimum Interest Rate: N/A

[x]        Federal Funds Rate                                         Interest Reset Date(s): Daily

[_]        Treasury Rate                                              Interest Reset Period: Daily

[_]        LIBOR Reuters                                              Interest Payment Date(s): *

[_]        LIBOR Telerate

[_]        Prime Rate                                                 Interest Payment Period: Quarterly

[_]        CMT Rate


Initial Interest Rate: **
 Index Maturity:  N/A

 Spread (plus or minus): +0.40%

------------------------------------------

*        On the 6th of each August, November, February and May and at maturity.

**       The opening Federal Funds Rate as of May 6, 1999 plus 40 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.